CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated January 18, 2000 relating to the financial statements which appears in Knight Trading Group, Inc.'s (formerly Knight/Trimark Group, Inc.) Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the references to us under the heading "Experts" in the Registration Statement.


PricewaterhouseCoopers LLP
New York, New York
July 19, 2000